Exhibit 99.1

Atara Biotherapeutics Enters Strategic Manufacturing Partnership with Fujifilm

Fujifilm to Acquire Atara’s Cell Therapy Manufacturing Facility for Total Upfront Financial Consideration of USD 100 Million

Parties to Enter Long-Term Supply Agreement for Clinical and Commercial Product Manufacturing

Transaction Expected to Result in Reduced Operating Expenses for Atara

Upon Closing, Atara’s Cash Expected to Fund Planned Operations into Q4 2023

Company to Host Live Conference Call and Webcast Today at 4pm PST / 7pm EST

SOUTH SAN FRANCISCO, Calif. — Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today announced that it has entered into a long term strategic agreement with FUJIFILM Diosynth Biotechnologies (FDB), a subsidiary of FUJIFILM Corporation (Fujifilm) under which Fujifilm will acquire Atara’s T-Cell Operations and Manufacturing (ATOM) facility in Thousand Oaks, California for USD 100 million upfront, retaining current manufacturing and quality staff at the site.

The parties will also enter a long-term supply agreement, which could extend to ten years. Following completion of the transaction, FDB, a leading contract development and manufacturing organization (CDMO) in advanced therapies, will provide Atara with access to the flexible capacity and specific capability needed to manufacture clinical and commercial-stage allogeneic cell therapies for its maturing and promising pipeline, including tabelecleucel (tab-cel®), under regulatory review in Europe for EBV+ PTLD, ATA188 for multiple sclerosis, and allogeneic CAR T therapies, ATA3271 and ATA3219. FDB will also expand use of the Thousand Oaks site and leverage its talented staff to manufacture a broader portfolio of cell therapies. Atara will retain its expertise, staff, and capabilities in manufacturing process science to continue to innovate in initial manufacturing and scale up for allogeneic cell therapies.

“FUJIFILM Diosynth Biotechnologies is a highly respected, quality-focused, industry-leading manufacturing and development organization that shares our pioneering culture and belief that allogeneic cell therapies will transform the future of medicine,” said Pascal Touchon, President and CEO of Atara. “We are incredibly proud of our world-class ATOM staff and facility and believe that this strategic partnership will meet our long-term manufacturing needs. Our team has developed processes for our products, scaled them up, and built inventory for clinical trials and the potential commercial launch of tab-cel. We believe that now is the right time for a strategic relationship with FDB to provide us with expert manufacturing capabilities, as needed. Accordingly, we will further focus capital resources on the development and commercialization of our pipeline of potentially transformative therapeutics for serious diseases.”

Atara expects to report cash, cash equivalents and short-term investments of $371.1 million as of December 31, 2021. This information is preliminary, has not been audited, and is subject to change upon the audit of the company’s financial statements for the year ended December 31, 2021.

Under the terms of the deal, Atara will receive USD 100 million at closing and Fujifilm plans to offer positions to approximately 140 current highly skilled manufacturing and quality staff at the site. The agreement is expected to reduce Atara’s planned operating expenses over the multiyear period. Upon closing, the upfront consideration, along with the reduction in operating expenses, in addition to Atara’s existing cash, cash equivalents and short-term investments is expected to fund Atara’s planned operations into Q4 2023, beyond the anticipated completion of the randomized, placebo-controlled Phase 2 study of ATA188, the Company’s investigational off-the-shelf T-cell candidate that has the potential to reverse disability in progressive multiple sclerosis.

Atara retains the recently established Thousand Oaks-based Atara Research Center (ARC), which is fully operational and will house Atara’s Pre-Clinical, Translational Sciences, Manufacturing Process Sciences, and Analytical Development teams to further drive innovation by leveraging the Company’s unique and differentiated allogeneic cell therapy platform. Atara will also retain a talented technical operations team to manage external manufacturing, quality, logistics and supply.

“We are thrilled that through this acquisition we will add approximately 140 talented staff from Atara’s cell therapy manufacturing facility to the FUJIFILM Diosynth Biotechnologies family. The collective expertise of the team will further support our efforts as a world-class CDMO,” added Martin Meeson, chief executive officer, FUJIFILM Diosynth Biotechnologies. “We also look forward to adding the facility to FUJIFILM Diosynth Biotechnologies’ existing global footprint and to bolster the expansion of our advanced therapies CDMO business.”

ATOM is a 90,000 ft cutting edge T-cell therapy manufacturing facility fully qualified to support clinical and commercial production and designed with the flexibility to expand to support various production requirements and capacities. The closing of the transaction, subject to expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions, is expected to occur in April 2022.

Evercore Group LLC is acting as strategic advisor to Atara and Gibson Dunn & Crutcher LLP is acting as its legal counsel.

Atara Conference Call

In connection with this announcement, Atara will host a webcast and conference call today at 4pm PST / 7pm EST. Analysts and investors can participate in the conference call by dialing 877-407-8291 for domestic callers and 201-689-8345 for international callers, using the conference ID: 13726583. A live audio webcast can be accessed by visiting the Investors & Media – News & Events section of www.atarabio.com. An archived replay will be available on the Company’s website for 30 days.

About Atara Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. (@Atarabio) is a pioneer in T-cell immunotherapy leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with serious diseases including solid tumors, hematologic cancers and autoimmune disease. With our lead program in Phase 3 clinical development and currently under review to support registration in Europe, Atara is the most advanced allogeneic T-cell immunotherapy company and intends to rapidly deliver off-the-shelf treatments to patients with high unmet medical need. Our platform leverages the unique biology of EBV T cells and has the capability to treat a wide range of EBV-associated diseases, or other serious diseases through incorporation of engineered CARs (chimeric antigen receptors) or TCRs (T-cell receptors). Atara is applying this one platform, which does not require TCR or HLA gene editing, to create a robust pipeline including: tab-cel in Phase 3 development for Epstein-Barr virus-driven post-transplant lymphoproliferative disease (EBV+ PTLD) and other EBV-driven diseases; ATA188, a T-cell immunotherapy targeting EBV antigens as a potential treatment for multiple sclerosis; and multiple next-generation chimeric antigen receptor T-cell (CAR-T) immunotherapies for both solid tumors and hematologic malignancies. Improving patients’ lives is our mission and we will never stop working to bring transformative therapies to those in need. Atara is headquartered in South San Francisco and our leading-edge research, development and manufacturing facility is based in Thousand Oaks, California. For additional information about the company, please visit atarabio.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: the development, timing, progress and prospects of Atara’s product candidates and regulatory filings, Atara’s proposed sale of its ATOM manufacturing facility to FUJIFILM Diosynth Biotechnologies (FDB), the parties ability to consummate such transaction, including the timing thereof, the potential benefits of such transaction to Atara, including the potential financial benefits to Atara, the proposed supply agreement between the parties and the duration and benefits thereof, FDB’s ability to perform under the proposed supply agreement and meet Atara’s requirements, FDB’s potential plans for ATOM, including the expansion thereof, Atara’s ability to drive innovation, Atara’s ability to retain its staff and capabilities, and the sufficiency of Atara’s cash, cash equivalents, short-term investments to fund its planned operations. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the COVID-19 pandemic, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in South San Francisco and Southern California and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission (SEC), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

INVESTORS & MEDIA:

Investors

Eric Hyllengren

805-395-9669

ehyllengren@atarabio.com

Media

Alex Chapman

805-456-4772

achapman@atarabio.com